EXHIBIT 32.1

                 STATEMENT OF CHIEF EXECUTIVE OFFICER FURNISHED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, Kim S. Price, is the President and Chief Executive Officer of Citizens South Banking Corporation (the "Company").

        This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "Report").

        By execution of this statement, I certify that to the best of my knowledge:

                A)      the Report fully complies with the requirements of
                        Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

                B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

        This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to Citizens South Banking Corporation and will be retained by Citizens South Banking Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

May 5, 2005                                /s/ Kim S. Price
Dated                                      -------------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer